UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2025

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Verra Mobility Corporation (the “Company”) approved a one-time equity award to Jonathan Keyser, the Company’s Executive Vice President and Chief Legal Officer, that will be made in the form of time-based restricted stock units (the “RSU Award”) with a grant date value of $300,000. The RSU Award is expected to be granted on the second trading day after the filing of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2025. The RSU Award is part of an arrangement structured to retain Mr. Keyser and reflect market-based adjustments. The Compensation Committee approved the arrangement in consultation with its independent compensation consultant, taking into account the Company’s retention goals. Mr. Keyser’s RSU Award will vest in three equal annual installments beginning on September 19, 2026 and will be subject to Mr. Keyser’s continued employment through each applicable vesting date. The RSU Award will be subject to the terms and conditions of the Company’s Amended and Restated 2018 Equity Incentive Plan, as amended, and related award agreement. In addition, as part of the retention arrangement, effective September 19, 2025, Mr. Keyser’s annual base salary was increased to $450,000, his target bonus under the Company’s annual incentive plan was increased to 75% of his base salary, and his target long-term incentive award was increased to $1,000,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2025	Verra Mobility Corporation

	By:	/s/ Craig Conti
	Name:	Craig Conti
	Title:	Chief Financial Officer